Exhibit 99.1

Enumeral Reports First Quarter Financial Results

CAMBRIDGE, Mass.--May 13, 2016--Enumeral Biomedical Holdings, Inc. (OTCQB: ENUM) (“Enumeral” or the “Company”), a biotechnology company focused on the discovery and development of novel antibody-based immunotherapies to help the immune system fight cancer and other diseases, today announced its financial results for the three months ended March 31, 2016.

Recent Business Highlights

•	In April 2016, Enumeral entered into a License and Transfer Agreement with Pieris Pharmaceuticals, Inc. and Pieris Pharmaceuticals GmbH. Pursuant to this agreement, Pieris is licensing from Enumeral specified intellectual property related to Enumeral’s anti-PD-1 antibody program ENUM 388D4 for the potential development and commercialization by Pieris of novel multispecific therapeutic proteins comprising fusion proteins based on Pieris’ Anticalins® class of therapeutic proteins and Enumeral antibodies in the field of oncology.

•	In April 2016, Enumeral presented research findings on the Company’s novel class of anti-PD-1 antibodies in a poster at the AACR Annual Meeting 2016 in New Orleans, noting that Enumeral’s anti-PD-1 antibody ENUM 244C8 appears to elicit cytokine secretion from cell types associated with innate immunity in ex vivo assays using lung biopsy samples from human patients.

First Quarter 2016 Financial Results

•	Cash and Cash Equivalents: Cash and cash equivalents as of March 31, 2016 were $1,837,304, as compared to $3,596,262 as of December 31, 2015. As of the date of this press release, Enumeral believes that it only has sufficient liquidity to fund operations through June 2016. If Enumeral is unable to raise additional capital on acceptable terms and on a timely basis, Enumeral may be required to downsize or wind down its operations through liquidation, bankruptcy, or a sale of its assets. The Company is currently exploring a range of potential transactions, which may include public or private equity offerings, debt financings, collaborations and licensing arrangements, and/or other strategic alternatives, including a merger, sale of assets or other similar transactions.

•	Revenue: Revenue increased by $159,735 to $434,457 for the three months ended March 31, 2016, as compared to $274,722 for the three months ended March 31, 2015. This increase in revenue is attributable to the Company’s collaboration agreement with Merck and its grant from the National Cancer Institute.

•	Research and Development Expenses: Research and development (“R&D”) expenses increased by $239,539 to $1,470,043 for the three months ended March 31, 2016, as compared to $1,230,504 for the three months ended March 31, 2015. This increase is primarily due to increased facility expenses in connection with the Company’s office relocation and an increase in stock-based compensation expense associated with stock option grants issued during the three months ended March 31, 2016.

•	General and Administrative Expenses: General and administrative (“G&A”) expenses decreased by $230,609 to $1,194,334 for the three months ended March 31, 2016, as compared to $1,424,943 for the three months ended March 31, 2015. This decrease is primarily due to a decrease in legal costs and a decrease in exit costs associated with the termination of the Company’s former lease in connection with the Company’s office relocation.

•	Other Income (Expense): Other income decreased by $3,997,651 to $674,868 for the three months ended March 31, 2016, as compared to $4,672,519 for the three months ended March 31, 2015. This decrease is primarily due to a decrease in non-cash income related to the change in the fair value of derivative liabilities associated with the warrants issued in connection with the Company’s July 2014 private placement transaction. The Company expects that future changes in the fair value of the derivative liabilities will be due primarily to fluctuations in the value of the Company’s common stock and potential exercises of outstanding warrants.

•	Net Income (Loss): Net income (loss) changed by $3,846,846 to ($1,555,052) for the three months ended March 31, 2016, as compared to $2,291,794 for the three months ended March 31, 2015. This change is primarily due to the decrease in other income described above.

About Enumeral

Enumeral is a biopharmaceutical company discovering and developing novel antibody-based immunotherapies to help the immune system fight cancer and other diseases. The Company is building a pipeline focused on next-generation checkpoint modulators, with initial targets including PD-1, TIM-3, LAG-3, OX40, TIGIT, and VISTA. In developing these molecules, Enumeral’s researchers apply a proprietary immune profiling technology platform that measures functioning of the human immune system at the level of individual cells. This provides key insights for drug candidate selection and target validation. For more information on Enumeral, please visit www.enumeral.com.

Forward Looking Statements Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements reflect current beliefs of Enumeral Biomedical Holdings, Inc. (“Enumeral”) with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting operations, market growth, Enumeral’s stock price, services, products and licenses. No assurances can be given regarding the achievement of future results, and although Enumeral believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, actual results may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include, among others, the risks that (a) Enumeral’s expectations regarding market acceptance of the Company’s business in general and the Company’s ability to penetrate the antibody discovery and development fields in particular, as well as the timing of such acceptance, (b) Enumeral’s ability to attract and retain management with experience in biotechnology and antibody discovery and similar emerging technologies, (c) the scope, validity and enforceability of Enumeral’s and third party intellectual property rights, (d) Enumeral’s ability to raise capital when needed and on acceptable terms and conditions, (e) Enumeral’s ability to comply with governmental regulation, (f) the intensity of competition, (g) changes in the political and regulatory environment and in business and fiscal conditions in the United States and overseas and (h) general economic conditions.

More detailed information about Enumeral and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Enumeral’s filings with the Securities and Exchange Commission. Enumeral urges investors and security holders to read those documents free of charge at the Commission’s website at http://www.sec.gov. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Enumeral undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Enumeral Biomedical Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$1,837,304	$3,596,262
Other current assets	571,355	586,491
Total current assets	2,408,659	4,182,753
Property and equipment, net	1,325,638	1,511,493
Other assets	646,336	649,352
Total assets	$4,380,633	$6,343,598

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$440,113	$343,736
Accrued expenses	648,072	714,384
Derivative liabilities	1,459,656	2,138,091
Other liabilities	330,241	371,012
Total current liabilities	2,878,082	3,567,223
Other long term liabilities	250,735	303,318
Total liabilities	3,128,817	3,870,541
Total stockholders' equity	1,251,816	2,473,057
Total liabilities and stockholders’ equity	$4,380,633	$6,343,598

Enumeral Biomedical Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue:
Collaboration and license revenue	$ 316,018	$ 209,635
Grant revenue	118,439	65,087
Total revenue	434,457	274,722
Cost of revenue and expenses:
Research and development	1,470,043	1,230,504
General and administrative	1,194,334	1,424,943
Total cost of revenue and expenses	2,664,377	2,655,447
Loss from operations	(2,229,920)	(2,380,725)
Other income (expense):
Interest income (expense)	(3,567)	2,635
Change in fair value of derivative liabilities	678,435	4,669,884
Total other income (expense), net	674,868	4,672,519
Net income (loss) before income taxes	(1,555,052)	2,291,794
Provision for income taxes	-	-
Net income (loss)	$ (1,555,052)	$ 2,291,794
Other comprehensive income (loss):
Reclassification for loss included in net income	-	6
Net unrealized holding losses on available-for-sale securities arising during the period	-	(6,590)
Comprehensive income (loss)	$ (1,555,052)	$ 2,285,210
Income (loss) per common share:
Basic	$ (0.03)	$ 0.04
Diluted	$ (0.03)	$ 0.04
Weighted-average number of common shares outstanding:
Basic	52,068,784	51,607,454
Diluted	52,068,784	52,849,869

Contact:

Enumeral Biomedical Holdings, Inc.
Kevin Sarney, (617) 945-9146
kevin@enumeral.com